EXHIBIT 23

ARTHUR ANDERSEN

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-3 (Registration Statement No.33-38087-99) concerning its Automatic Dividend Reinvestment Plan. We also consent to the incorporation by reference into the Company's previously filed Registration Statement on Form S-8 (Registration Statement No. 333-29515) concerning its Employee Savings Plan and Registration Statement on Form S-8 (Registration Statement No. 333-29521) concerning its Union Employee Savings Plan of our report included in this Form 10-K and our report dated June 1, 2000, with respect to the financial statements and schedules of the Connecticut Natural Gas Corporation Employee Savings Plan and Connecticut Natural Gas Corporation Union Employee Savings Plan included in this Form 10-K/A, Amendment No. 1 to the Annual Report on Form 10-K for the year ended September 30, 1999.

S/ Arthur Andersen LLP               (ARTHUR ANDERSEN LLP)

Hartford, Connecticut
June 26, 2000